EXHIBIT 23






Consent of Independent Public Accountants
-----------------------------------------

As independent public accountants, we hereby consent to the incorporation of our reports, dated February 22, 2002, included in the company's 2001 Annual Report to Stockholders and incorporated by reference in this Form 10-K and included on page 36 of this Form 10-K, into the company's previously filed Registration Statements on Form S-8 File Nos. 333-66436, 333-66438, 333-66440 and 330-66442
and into the company's previously filed Registration Statements on Form S-3 File Nos. 33-66112, 333-68136, and 333-81720.



                                                      (ARTHUR ANDERSEN LLP)
                                                       ARTHUR ANDERSEN LLP



Oklahoma City, Oklahoma,
    March 28, 2002